EXHIBIT 99.1

QCR Holdings, Inc. Announces Record Net Income of $3.3 Million for Fourth Quarter of 2012, and Record Net Income of $12.6 Million for the Year

MOLINE, Ill., Jan. 28, 2013 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income attributable to QCR Holdings, Inc. ("net income") of $3.3 million for the quarter ended December 31, 2012, or diluted earnings per common share of $0.49 after preferred stock dividends of $811 thousand. By comparison, for the quarter ended September 30, 2012, the Company reported net income of $3.1 million, or diluted earnings per common share of $0.44 after preferred stock dividends of $811 thousand. For the fourth quarter of 2011, the Company reported net income of $2.7 million, or diluted earnings per common share of $0.35 after preferred stock dividends of $1.0 million.

Annual Earnings Up 30%, and Diluted Earnings Per Share Doubled

For the year ended December 31, 2012, the Company reported net income of $12.6 million, or diluted earnings per common share of $1.85 after preferred stock dividends of $3.5 million. For the same period in 2011, the Company reported net income of $9.7 million, or diluted earnings per common share of $0.92 after preferred stock dividends of $5.3 million. The 2011 dividends included a one-time deemed dividend of $1.2 million as a result of the Company's repurchase of all of the preferred shares issued to the U.S. Treasury under the Troubled Asset Relief Program ("TARP").

"We are pleased with our record earnings for the fourth quarter and the year," stated Douglas M. Hultquist, President and Chief Executive Officer. "This marks two consecutive years of record earnings which is commendable considering the challenging economic and regulatory environment. The favorable earnings trends clearly indicate that our relationship-based banking model continues to be successful."

Net Interest Income Grew 6% in 2012

The Company's net interest income for 2012 totaled $57.6 million, which is an increase of $3.5 million, or 6%, over 2011. Net interest margin expanded to 3.10% for 2012 from 3.08% for 2011. For the fourth quarter of 2012, net interest income totaled $14.3 million, which is a 2% decline from the prior quarter, and an increase of 1% over the fourth quarter of 2011. Net interest margin was 3.02% for the quarter ended December 31, 2012, which fell from the prior quarter (3.16%) and from the fourth quarter of 2011 (3.18%). The margin compression in the fourth quarter is the result of declining yields on new and renewed loans and securities reinvested more than offsetting the declining trend in funding costs. In addition, the Company carried elevated levels of liquidity in anticipation of loan growth which occurred towards the end of the quarter.

Mr. Hultquist added, "The margin compression in the current quarter is the direct result of the sustained historically low interest rate environment and its impact on our loan and securities portfolios. We continue to diversify our securities portfolio, but the effect of declining yields more than offset the effect of our change in mix in the fourth quarter. Further, the increased competition on pricing of new and renewed loans has driven yields lower. We have also increased our portfolio of variable rate loans, partly through execution of interest rate swaps whereby the customer pays a fixed interest rate and we receive a variable interest rate as well as an upfront fee. We believe the increased portfolio of variable rate loans helps position us more favorably for rising rate environments."

"We fully recognize the importance of net interest income and margin and the challenge facing the industry with the current economic and competitive landscape. We will continue to focus on diversifying our securities portfolio and shifting the mix of our funding from higher cost wholesale borrowings to lower cost core deposits, while growing quality loans and leases. It is more important than ever to focus on our relationship-based banking model and ensure that success continues to translate over to the pricing of loans and deposits."

Nonperforming Assets Grew Slightly with Favorable Shift in Mix

Nonperforming assets at December 31, 2012 were $29.6 million, up $496 thousand, or 2%, from the prior quarter, and down $10.9 million, or 27%, from December 31, 2011. In addition, the ratio of nonperforming assets-to-total assets was 1.41% at December 31, 2012, which was down from 1.44% at September 30, 2012, and down from 2.06% at December 31, 2011. Generally, the large majority of the Company's nonperforming assets consist of nonaccrual loans/leases, accruing troubled debt restructurings ("TDRs"), and other real estate owned ("OREO"). Accruing TDRs grew $1.3 million, or 21%, during the fourth quarter of 2012 as several problem loans were restructured. Partially offsetting the increase in accruing TDRs, OREO declined $1.0 million, or 21%, as the Company sold several properties.

Provision for loan/lease losses totaled $1.0 million for the fourth quarter of 2012, a decline of $450 thousand over the prior quarter, and a decline of $373 thousand from the fourth quarter of 2011.  With the provision of $1.0 million more than offsetting the net charge-offs totaling $537 thousand, the Company's allowance for loan/lease losses grew to $19.9 million at December 31, 2012. With loan/lease growth of $43.1 million during the fourth quarter of 2012, the Company's allowance for loans/lease losses to total loans/leases was relatively flat at 1.55%. Further, the Company's allowance for loan/lease losses to total nonperforming loans/leases was 78% at December 31, 2012 which is down from 81% at September 30, 2012 and up from 61% at December 31, 2011.

"Although we experienced a slight increase in nonperforming assets during the current quarter, the shift in mix from OREO to accruing TDRs is favorable as the latter are performing on the restructured terms and accruing interest income," stated Mr. Hultquist. "Overall, we are pleased with the declining trend in nonperforming assets over the past several years. Our strong commitment to improving our asset quality continues to drive these results."

Loans/Leases Grew $43.1 Million, or 3%, during Current Quarter
Noninterest-Bearing Deposits Grew $33.4 Million, or 8%, during Current Quarter

During the fourth quarter of 2012, the Company's total assets grew $69.8 million, or 3%, to a total of $2.09 billion. Loans/leases grew $43.1 million, or 3%, during the current quarter, which was funded primarily by deposit growth ($30.9 million) and federal funds purchased ($39.5 million). The majority of the deposit growth continues to be noninterest-bearing deposits which now comprise 33% of the Company's total deposits.

"We are pleased with our continued growth in loans and leases during the fourth quarter," stated Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "Importantly, we've grown loans/leases by $74.1 million, or 6%, over the second half of 2012 with most of this growth in commercial and industrial loans. Our talented commercial bankers understand the importance of quality loan growth and are committed to continue this growth and support of the businesses within our communities."

"On the funding side, we are pleased with our significant growth in deposits over the past several years," stated Mr. Gipple. "And, we are also pleased with the shift in mix within our deposit portfolio. Specifically, since the end of 2010, we have grown our noninterest-bearing deposits $173.8 million, or 63%, while our reliance on brokered and other time deposits fell $41.1 million, or 11%. Further, we remain committed to reducing our reliance on wholesale funding. We continually evaluate potential opportunities to prepay these liabilities, as we have executed successfully in the past."

Capital Levels Remain Strong

As of December 31, 2012, the Company and subsidiary banks continued to maintain capital at levels well above the minimum requirements administered by the federal regulatory agencies.

"We are committed to maintaining our strong regulatory capital positions," stated Mr. Gipple. "Even with the significant loan and deposit growth during the second half of 2012, our regulatory capital ratios are still well in excess of those levels required to be considered 'well-capitalized'. Additionally, we remain strongly committed to our long-term capital plan of self-generating the capital necessary to grow tangible common equity and to redeem the remaining Small Business Lending Fund ("SBLF") preferred capital without a dilutive common equity raise. We successfully executed on this plan in 2012. Specifically, our record earnings in 2011 and 2012 led to the partial redemption of $10.2 million of the SBLF preferred stock in the second quarter of 2012 and has positioned us for future redemptions. In addition, our tangible common equity has grown from 3.56% of total tangible assets at December 31, 2010 to 3.85% at December 31, 2011 and to 4.02% at December 31, 2012. With the future conversion of the Series E Preferred Stock to common stock, which is possible after June 30, 2013, and assuming we achieve the requirements to force conversion, our tangible common equity would increase to 5.25% of total tangible assets on a proforma basis."

Financial highlights for the Company's primary subsidiaries were as follows:

  Quad City Bank & Trust, the Company's first subsidiary bank which opened in 1994, had total consolidated assets of $1.18 billion at December 31, 2012, which was an increase of $63.9 million, or 6% from December 31, 2011. Loans/leases increased $53.7 million, or 9%, during 2012. The bank's securities portfolio grew $6.1 million, or 2%, during the year, and the mix of securities changed as the bank diversified through increased investments in agency-sponsored mortgage-backed securities and municipal securities. The bank continued to expand its deposit portfolio as total deposits grew $85.0 million, or 14%, during 2012. Specifically, the bank continues to have success growing its noninterest-bearing deposit portfolio, which represented 45% of total deposits at December 31, 2012. More than half of the bank's noninterest-bearing deposit portfolio consists of correspondent bank deposits. Offsetting this increase, the bank's federal funds purchased declined by $20.1 million. The bank realized net income of $10.7 million for the year ended December 31, 2012, which is an increase of $1.9 million, or 21%, from net income of $8.8 million for the same period of 2011.
  Included in the discussion above and consolidated with Quad City Bank & Trust, m2 Lease Funds, LLC, the Company's leasing subsidiary, grew leases $11.2 million, or 12%, during 2012. Further, m2 realized pre-tax net income of $3.4 million for the year ended December 31, 2012, which is an increase of $1.3 million, or 63%, from pre-tax net income of $2.1 million for the same period of 2011.
  Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $625.7 million at December 31, 2012, which was an increase of $65.6 million, or 12%, from December 31, 2011. During 2012, loans grew $25.9 million, or 7%, with most of this growth occurring in the second half of 2012. In addition, the bank's securities portfolio grew $17.3 million, or 11%, during 2012.  Notably, the bank diversified its securities portfolio through increased investments in tax-exempt municipal securities. The majority of these municipal securities are located in or near our existing markets with strong underwriting conducted before investment. In addition, the bank's federal funds sold position grew $22.7 million during the year. The asset growth was funded by deposits as total deposits grew $72.6 million, or 20%. Partially offsetting the deposit growth, the bank continues to reduce its reliance on wholesale borrowings as Federal Home Loan Bank ("FHLB") advances declined $5.4 million, or 7%. The bank realized net income of $5.9 million for the year ended December 31, 2012, which is an increase of $681 thousand, or 13%, over the same period of 2011.
  Rockford Bank & Trust, which opened in 2005, had total assets of $313.8 million at December 31, 2012, which was an increase of $19.4 million, or 7%, from December 31, 2011. During 2012, loans grew $6.8 million, or 3%. With loan demand soft during the year, the bank grew its securities portfolio by $13.6 million, or 34%, to $54.1 million. The resulting earning asset growth was funded by deposits, which grew $8.4 million, or 4%, and a combination of federal funds purchased ($4.0 million) and short-term FHLB advances ($6.0 million). The bank realized net income of $593 thousand for the year ended December 31, 2012, which is an increase of $181 thousand over the same period of 2011.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations to be issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix)  unexpected outcomes of existing or new litigation involving the Company; and (x) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	As of
	December 31, 2012		September 30, 2012		December 31, 2011
	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%	Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 110,488	5%	$ 95,727	5%	$ 100,673	5%
Securities	602,239	29%	591,351	29%	565,229	29%
Net loans/leases	1,267,462	61%	1,224,875	61%	1,181,956	60%
Goodwill	3,223	0%	3,223	0%	3,223	0%
Other assets	110,318	5%	108,770	5%	115,529	6%
Total assets	$ 2,093,730	100%	$ 2,023,946	100%	$ 1,966,610	100%

Total deposits	$ 1,374,114	66%	$ 1,343,235	66%	$ 1,205,458	61%
Total borrowings	547,758	26%	511,561	25%	590,603	30%
Other liabilities	31,424	1%	30,029	2%	26,116	1%
Total stockholders' equity	140,434	7%	139,121	7%	144,433	8%
Total liabilities and stockholders' equity	$ 2,093,730	100%	$ 2,023,946	100%	$ 1,966,610	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity *	$ 87,271		$ 85,958		$ 81,047
Common shares outstanding	4,918,202		4,862,778		4,758,189
Book value per common share **	$ 17.74		$ 17.65		$ 16.60
Tangible book value per common share **	$ 17.08		$ 16.98		$ 15.92
Closing stock price	$ 13.22		$ 14.98		$ 9.10
Market capitalization	$ 65,019		$ 72,844		$ 43,300
Market price / book value	74.50%		84.89%		54.81%
Market price / tangible book value	77.39%		88.24%		57.18%
Tangible common equity *** / total tangible assets	4.02%		4.09%		3.85%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	12.66%	****	12.98%		13.84%
Tier 1 risk-based capital ratio	11.16%	****	11.52%		12.24%
Tier 1 leverage capital ratio	8.13%	****	8.12%		8.70%

* Includes noncontrolling interests and accumulated other comprehensive income
**Includes accumulated other comprehensive income and excludes noncontrolling interests
***Tangible common equity is defined as total common stockholders' equity excluding equity of noncontrolling interests and excluding goodwill and other intangibles. This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period to period in common equity exclusive of changes in intangible assets.
****Subject to change upon final calculation for regulatory filings due after earnings release

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	December 31, 2012		September 30, 2012		December 31, 2011
	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 17,932	60%	$ 17,731	61%	$ 18,995	47%
Accruing loans/leases past due 90 days or more	159	1%	203	1%	1,111	3%
Troubled debt restructures - accruing	7,300	25%	6,009	21%	11,904	29%
Other real estate owned	3,955	13%	5,003	17%	8,386	21%
Other repossessed assets	212	1%	116	0%	109	0%
Total nonperforming assets	$ 29,558	100%	$ 29,062	100%	$ 40,505	100%

Net charge-offs (calendar year-to-date)	$ 3,235		$ 2,698		$ 8,192

Loan/lease mix:
Commercial and industrial loans	$ 394,244	31%	$ 355,004	29%	$ 350,794	29%
Commercial real estate loans	593,979	46%	594,904	48%	577,804	48%
Direct financing leases	103,686	8%	102,039	8%	93,212	8%
Residential real estate loans	115,582	9%	112,492	9%	98,107	8%
Installment and other consumer loans	76,720	6%	76,838	6%	78,223	7%
Deferred loan/lease origination costs, net of fees	3,176	0%	3,015	0%	2,605	0%
Total loans/leases	$ 1,287,387	100%	$ 1,244,292	100%	$ 1,200,745	100%
Less allowance for estimated losses on loans/leases	19,925		19,417		18,789
Net loans/leases	$ 1,267,462		$ 1,224,875		$ 1,181,956

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 338,609	57%	$ 343,244	59%	$ 428,955	76%
Residential mortgage-backed and related securities	163,601	27%	155,691	26%	108,854	19%
Municipal securities	97,615	16%	90,032	15%	25,689	5%
Other securities, including held-to-maturity	2,414	0%	2,384	0%	1,731	0%
Total securities	$ 602,239	100%	$ 591,351	100%	$ 565,229	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 450,660	33%	$ 417,284	31%	$ 357,184	30%
Interest-bearing demand deposits	587,201	43%	567,578	42%	510,788	42%
Time deposits	290,933	21%	308,083	23%	292,575	24%
Brokered time deposits	45,320	3%	50,290	4%	44,911	4%
Total deposits	$ 1,374,114	100%	$ 1,343,235	100%	$ 1,205,458	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 202,350	37%	$ 196,350	38%	$ 204,750	35%
Wholesale structured repurchase agreements	130,000	24%	130,000	25%	130,000	22%
Customer repurchase agreements	104,943	19%	114,248	22%	110,236	19%
Federal funds purchased	66,140	12%	26,640	6%	103,300	17%
Junior subordinated debentures	36,085	7%	36,085	7%	36,085	6%
Other	8,240	1%	8,238	2%	6,232	1%
Total borrowings	$ 547,758	100%	$ 511,561	100%	$ 590,603	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

	(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income	$ 18,980	$ 19,487	$ 19,640	$ 77,376	$ 77,723
Interest expense	4,679	4,858	5,484	19,727	23,578
Net interest income	14,301	14,629	14,156	57,649	54,145
Provision for loan/lease losses	1,046	1,496	1,419	4,371	6,616
Net interest income after provision for loan/lease losses	13,255	13,133	12,737	53,278	47,529
Noninterest income	4,480	4,117	3,896	16,621	17,462
Noninterest expense	13,380	13,031	12,651	52,259	50,993
Net income before taxes	4,355	4,219	3,982	17,640	13,998
Income tax expense	1,109	1,035	1,123	4,534	3,868
Net income	$ 3,246	$ 3,184	$ 2,859	$ 13,106	$ 10,130
Less: Net income attributable to noncontrolling interests	(6)	127	130	488	438
Net income attributable to QCR Holdings, Inc.	$ 3,252	$ 3,057	$ 2,729	$ 12,618	$ 9,692

Less: Preferred stock dividends ****	811	811	1,028	3,496	5,284
Net income attributable to QCR Holdings, Inc. common stockholders	$ 2,441	$ 2,246	$ 1,701	$ 9,122	$ 4,408

Earnings per share attributable to QCR Holdings, Inc.:
Basic	$ 0.50	$ 0.45	$ 0.36	$ 1.88	$ 0.93
Diluted	$ 0.49	$ 0.44	$ 0.35	$ 1.85	$ 0.92

Earnings per common share (basic) attributable to QCR Holdings, Inc. LTM *	$ 1.87	$ 1.73	$ 0.93

Weighted average common shares outstanding	4,885,470	4,978,699	4,755,471	4,844,776	4,724,781
Weighted average common and common equivalent shares outstanding	4,983,939	5,080,288	4,856,296	4,919,559	4,789,026

AVERAGE BALANCES
Assets	$ 2,062,188	$ 2,030,209	$ 1,949,690	$ 2,025,691	$ 1,907,038
Loans/leases	$ 1,241,522	$ 1,227,326	$ 1,196,827	$ 1,219,623	$ 1,177,105
Deposits	$ 1,364,355	$ 1,321,547	$ 1,248,249	$ 1,310,360	$ 1,209,787
Total stockholders' equity	$ 140,187	$ 139,222	$ 141,955	$ 141,793	$ 136,700
Common stockholders' equity	$ 86,615	$ 86,058	$ 79,288	$ 84,159	$ 75,702

KEY PERFORMANCE RATIOS
Return on average assets (annualized) ***	0.63%	0.60%	0.56%	0.62%	0.51%
Return on average common equity (annualized) **	11.27%	10.44%	8.58%	10.84%	5.82%
Return on average total equity (annualized) ***	9.28%	8.78%	7.69%	8.90%	7.09%
Price earnings ratio LTM *	7.07x	8.66x	9.78x	7.07x	9.78x
Net interest margin (TEY)	3.02%	3.16%	3.18%	3.10%	3.08%
Nonperforming assets / total assets	1.41%	1.44%	2.06%	1.41%	2.06%
Net charge-offs / average loans/leases	0.04%	0.07%	0.18%	0.27%	0.70%
Allowance / total loans/leases	1.55%	1.56%	1.56%	1.55%	1.56%
Allowance / nonperforming loans	78.47%	81.10%	61.16%	78.47%	61.16%
Efficiency ratio	71.24%	69.51%	70.08%	70.36%	71.21%
Full-time equivalent employees	356	355	355	356	355

* LTM: Last twelve months
** The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders"
*** The numerator for this ratio is "Net income attributable to QCR Holdings, Inc."
**** During the third quarter of 2011, the preferred stock dividends include a one-time deemed dividend of $1.25 million resulting from the Company's repurchase of preferred shares from the U.S. Treasury.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2012			September 30, 2012			December 31, 2011
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities *	$ 603,001	$ 3,495	2.31%	$ 619,650	$ 3,930	2.52%	$ 538,329	$ 3,200	2.36%
Loans	1,241,522	15,615	5.00%	1,227,326	15,804	5.12%	1,196,827	16,341	5.42%
Other	85,561	222	1.03%	55,064	211	1.52%	62,215	217	1.38%
Total earning assets	$ 1,930,084	$ 19,332	3.98%	$ 1,902,040	$ 19,945	4.17%	$ 1,797,371	$ 19,758	4.36%

Deposits	$ 904,294	$ 1,385	0.61%	$ 914,950	$ 1,489	0.65%	$ 889,295	$ 1,991	0.89%
Borrowings	525,051	3,294	2.50%	540,293	3,369	2.48%	535,235	3,493	2.59%
Total interest-bearing liabilities	$ 1,429,345	4,679	1.30%	$ 1,455,243	4,858	1.33%	$ 1,424,530	5,484	1.53%

Net interest income / spread		$ 14,653	2.68%		$ 15,087	2.84%		$ 14,274	2.83%
Net interest margin			3.02%			3.16%			3.15%

	For the Year Ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities *	$ 603,568	$ 14,268	2.36%	$ 501,470	$ 12,344	2.46%
Loans	1,219,623	63,364	5.20%	1,177,705	64,808	5.50%
Other	73,007	891	1.22%	94,774	1,055	1.11%
Total earning assets	$ 1,896,198	$ 78,523	4.14%	$ 1,773,949	$ 78,207	4.41%

Deposits	$ 898,321	$ 6,219	0.69%	$ 893,677	$ 8,939	1.00%
Borrowings	545,079	13,508	2.48%	533,994	14,639	2.74%
Total interest-bearing liabilities	$ 1,443,400	19,727	1.37%	$ 1,427,671	23,578	1.65%

Net interest income / spread		$ 58,796	2.77%		$ 54,629	2.76%
Net interest margin			3.10%			3.08%

* Includes nontaxable securities. Interest earned and yields on nontaxable securities are determined on a tax equivalent basis using 34% tax rate for each period presented.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Year Ended
ANALYSIS OF NONINTEREST INCOME	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

	(dollars in thousands)

Trust department fees	$ 982	$ 915	$ 761	$ 3,632	$ 3,369
Investment advisory and management fees	585	576	478	2,361	2,109
Deposit service fees	859	847	870	3,486	3,493
Gain on sales of loans, net	492	685	642	2,458	2,565
Securities gains	--	--	--	105	1,473
Losses on sales of other real estate owned, net	(9)	(746)	(284)	(1,333)	(375)
Earnings on cash surrender value of life insurance	412	400	413	1,609	1,446
Credit card fees, net of processing costs	190	140	103	599	500
Other *	969	1,300	913	3,704	2,882
Total noninterest income	$ 4,480	$ 4,117	$ 3,896	$ 16,621	$ 17,462

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 8,693	$ 8,201	$ 7,884	$ 33,275	$ 30,365
Occupancy and equipment expense	1,458	1,460	1,281	5,635	5,298
Professional and data processing fees	975	1,066	1,122	4,318	4,461
FDIC and other insurance	574	599	549	2,331	2,698
Loan/lease expense	287	273	388	1,042	2,161
Advertising and marketing	388	437	452	1,445	1,289
Postage and telephone	244	191	234	960	938
Stationery and supplies	123	140	136	541	517
Bank service charges	244	211	201	854	726
Prepayment fees on Federal Home Loan Bank advances	--	--	--	--	832
Other-than-temporary-impairment losses on securities	--	--	--	62	119
Other	394	453	404	1,796	1,589
Total noninterest expense	$ 13,380	$ 13,031	$ 12,651	$ 52,259	$ 50,993

* Includes pre-tax gain of $580 thousand on sale of 2.25% equity interest in company providing data processing services to merchant credit card acquiring businesses.
CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745